                                                                     Exhibit 11

                HEFTEL BROADCASTING CORPORATION AND SUBSIDIARIES
               COMPUTATION OF BASIC AND DILUTED EARNINGS PER SHARE
                       (In Thousands, Except Per-Share Data)

                                                  Three Months
                                     Year Ended      Ended                       September 30,
                                     December 31,  December 31  -------------------------------------------------
                                         1997         1996         1996          1995         1994        1993
                                     ------------  -----------  ----------   ----------   ----------   ----------
BASIC EARNINGS PER SHARE:
Income (loss) from continuing
  operations                         $   18,772    $    2,064   $  (29,157)  $    4,319   $    2,489   $    2,721
Preferred stock dividends                     -             -           23           27          184          184
                                     ----------    ----------   ----------   ----------   ----------   ----------
Net income (loss) applicable to
  common stockholders                $   18,772    $    2,064   $  (29,180)  $    4,292   $    2,305   $    2,537
                                     ----------    ----------   ----------   ----------   ----------   ----------
                                     ----------    ----------   ----------   ----------   ----------   ----------
NUMBER OF SHARES ON WHICH NET
  INCOME (LOSS) PER SHARE IS BASED:

BASIC EARNINGS PER SHARE:
Continuing operations                $     0.45    $     0.09   $    (1.41)  $     0.21   $     0.25   $    0.32
Discontinued operations                       -             -        (0.49)       (0.03)       (0.03)           -
Extraordinary loss                            -             -        (0.36)           -        (0.19)           -
                                     ----------    ----------   ----------   ----------   ----------   ----------
Net income (loss)                    $     0.45    $     0.09   $    (2.26)  $     0.18   $     0.03   $     0.32
                                     ----------    ----------   ----------   ----------   ----------   ----------
                                     ----------    ----------   ----------   ----------   ----------   ----------
DILUTED EARNINGS PER SHARE:
Income (loss) from continuing
  operations                         $   18,772    $    2,064   $  (29,157)  $    4,319   $    2,489   $    2,721

Preferred stock dividends                     -             -           23           27          184          184
                                     ----------    ----------   ----------   ----------   ----------   ----------
Net income (loss) applicable to
  common stockholders                $   18,772    $    2,064   $  (29,180)  $    4,292   $    2,305   $    2,537
                                     ----------    ----------   ----------   ----------   ----------   ----------
                                     ----------    ----------   ----------   ----------   ----------   ----------
NUMBER OF SHARES ON WHICH NET INCOME
  (LOSS) PER SHARE IS BASED:
Weighted average common shares
  before dilutive effect of
  common stock equivalents               41,671        23,095       20,590       20,021        9,137        7,934

Common stock equivalents - stock
  options                                   120             -            -        1,590        1,632        1,342
                                     ----------    ----------   ----------   ----------   ----------   ----------
Weighted average common shares           41,791        23,095       20,590       21,611       10,769        9,276
                                     ----------    ----------   ----------   ----------   ----------   ----------
                                     ----------    ----------   ----------   ----------   ----------   ----------
DILUTED EARNINGS PER SHARE:
Continuing operations                $     0.45    $     0.09   $    (1.41)  $     0.20   $     0.22   $     0.27
Discontinued operations                       -             -        (0.49)       (0.03)       (0.03)           -
Extraordinary loss                            -             -        (0.36)           -        (0.16)           -
                                     ----------    ----------   ----------   ----------   ----------   ----------
Net income (loss)                    $     0.45    $     0.09   $    (2.26)  $     0.17   $     0.03   $     0.27
                                     ----------    ----------   ----------   ----------   ----------   ----------
                                     ----------    ----------   ----------   ----------   ----------   ----------

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